Insured   JOHN DOE                               SPECIMEN     Policy Number

Initial Specified Amount  $100,000               October 15, 1994  Date of Issue



                CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                A Stock Company   Home Office Location: 900 Cottage Grove Road
                                                        Bloomfield, Connecticut

                MAILING ADDRESS: CIGNA INDIVIDUAL INSURANCE
                                 VARIABLE PRODUCTS SERVICE CENTER - ROUTING S249 HARTFORD, CT 06152-2249


The Company agrees to pay the death benefit to the Beneficiary upon receipt of due proof of the Insured's death during the continuance of the policy.

RIGHT TO EXAMINE THIS POLICY. The policy may be returned to the insurance agent through whom it was purchased or to the Company within 45 days of the date the application is signed by the Owner or within 10 days after receipt of the policy, (20 days after its receipt where required by law for policies issued in replacement of other insurance), whichever is later. During this period, the premium paid will be placed in the Fixed Account, and if the policy is so returned, it will be deemed void from the Date of Issue and the Company will refund all premium paid. If the policy is not returned during the right-to-examine period, the premium payment will be processed as set forth in the "Allocation of Premium Payments" provision.

ALL BENEFITS AND VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE DEATH BENEFIT AMOUNT ON THE DATE OF ISSUE EQUALS THE INITIAL SPECIFIED AMOUNT OF THE POLICY. THEREAFTER, THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED UNDER THE "INSURANCE COVERAGE PROVISIONS".

The policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of the policy. In consideration of the application and the payment of premiums as provided, this policy is executed by Connecticut General Life Insurance Company as of its Date of Issue.

                                               /s/ Thomas C. Jones

     Registrar                                       PRESIDENT

                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
            Variable life insurance payable upon death of Insured.
           Flexible premiums. Non-participating. Investment results
                         reflected in policy benefits.

                               TABLE OF CONTENTS


                                                                            PAGE

POLICY SPECIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

LIST OF VARIABLE ACCOUNT SUB-ACCOUNTS. . . . . . . . . . . . . . . . . . . .  4

SCHEDULE 1:  SURRENDER CHARGES . . . . . . . . . . . . . . . . . . . . . . .  5

SCHEDULE 2:  EXPENSE CHARGES AND FEES. . . . . . . . . . . . . . . . . . . .  6

SCHEDULE 3:  TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES . . . . . .  7

SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE. . . . . . . . . . . . . . . . . . .  8

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

PREMIUM AND REINSTATEMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . 10

OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS . . . . . . . . . . . . . . 11

VARIABLE ACCOUNTS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . 12

POLICY VALUES PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 13

TRANSFER PRIVILEGE PROVISION . . . . . . . . . . . . . . . . . . . . . . . . 16

NONFORFEITURE AND SURRENDER VALUE PROVISIONS . . . . . . . . . . . . . . . . 17

LOAN PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

INSURANCE COVERAGE PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 18

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

FOLLOWED BY OPTIONAL METHODS OF SETTLEMENT AND ANY RIDERS

NOTE:  PAGES 4 AND 6 ARE INTENTIONALLY "BLANK".

                             POLICY SPECIFICATIONS

Insured  John Doe                      Specimen   Policy Number
Initial Specified Amount  $100,000     October 15, 1994 Date of Issue
Minimum Specified Amount   $50,000     35 Issue Age
Monthly Anniversary Day   15           Nonsmoker Premium Class

LN605 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

DEATH BENEFIT: The Death Benefit Option initially elected under this policy is Death Benefit Option 1. (See "Insurance Coverage Provisions").

PREMIUM PAYMENTS: Initial premium paid with application $580.00 Additional premium payments may vary by frequency or amount.

PAYMENT MODE:  Annually

GUARANTEED INITIAL DEATH BENEFIT PREMIUM:  $2,249.70, or cumulative premium payments as of any Monthly
                                           Anniversary Day during the first 5
                                           Policy Years must be at least equal
                                           to 1/60th of this amount times the
                                           sum of 1 plus the number of full
                                           months that have elapsed between the
                                           Date of Issue and the applicable
                                           Monthly Anniversary Day. (Such
                                           payment(s) will guarantee a minimum
                                           death benefit equal to the Initial
                                           Specified Amount during the first 5
                                           Policy Years, assuming there have
                                           been no loans or surrenders. See
                                           "Minimum Premiums" provision).

NOTE: This policy may terminate prior to age 100 if actual premiums paid, interest credited and market performance are insufficient to maintain a positive surrender value to continue coverage to that date.

GUIDELINE ANNUAL PREMIUM AMOUNT: $1,177.05
     NOTE: A separate Guideline Annual Premium Amount will apply to increases if any, in Specified Amount.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: The minimum allocation percentage to the Fixed Account or a Variable Account Sub-Account is 10%.
All allocations must be made in whole percentages and in aggregate must total 100%. Premium payments will be allocated net of the Premium Load specified in Schedule 2.

LIMITS ON TRANSFERS: Transfer(s) from the Fixed Account may only be made during the 30-day period following each Policy Anniversary and is (are) subject to a maximum aggregate annual limit of 20% of the Fixed Account Value as of that Policy Anniversary. Additionally, the Company has the right to limit the dollar amount of such transfers.

GUARANTEED MINIMUM INTEREST RATES: The interest rate used to credit interest on the Fixed Account Value may vary but will never be less than .010746% compounded daily (4% compounded yearly).

The interest rate used to credit interest on the Loan Account Value may vary but will never be less than the loan interest rate less 2% per year during Policy Years 1 through 10 and less 1% per year thereafter. (As of the Date of Issue, the difference between the loan interest rate charged and the interest rate credited on the Loan Account Value is 1% per year for Policy Years 1 through 10 and .25% per year thereafter.)

OWNER:  THE INSURED

BENEFICIARY:  MARY DOE, WIFE

                    LIST OF VARIABLE ACCOUNT SUB-ACCOUNTS


FUND GROUPS                              FUNDS (SUB-ACCOUNTS)

FIDELITY INVESTMENTS
  Variable Insurance Products Fund       Equity-Income Portfolio
  Variable Insurance Products Fund II    Asset Manager Portfolio
                                         Investment Grade Bond Portfolio

FRED ALGER MANAGEMENT, INC.
  Alger American Fund                    Alger American Growth Portfolio
                                         Alger American Leveraged AllCap
                                          Portfolio
                                         Alger American MidCap Growth Portfolio
                                         Alger American Small Capitalization
                                          Portfolio

MASSACHUSETTS FINANCIAL SERVICES
  MFS Variable Insurance Trust           MFS Total Return Series
                                         MFS Utilities Series
                                         MFS World Governments Series

NEUBERGER & BERMAN
  Neuberger & Berman Advisers            AMT Balanced Portfolio
   Management Trust (AMT)                AMT Limited Maturity Bond Portfolio
                                         AMT Partners Portfolio

QUEST FOR VALUE
Quest for Value Accumulation Trust       Quest Global Equity Portfolio
                                         Quest Managed Portfolio
                                         Quest Small Cap Portfolio

NOTE:  NET PREMIUM PAYMENTS MAY ALSO BE ALLOCATED TO THE FIXED ACCOUNT.


VARIABLE ACCOUNT SEPARATE ACCOUNT:   CG Variable Life Insurance Separate
Account I: A Connecticut General Life Insurance Company separate Investment Account which was established on July 6, 1994.

                       SCHEDULE 1:   SURRENDER CHARGES

Surrender charges are used in the determination of the surrender value of the policy and are assessed upon surrender of the policy. Such charges are applicable within 10 years of the Date of Issue and within 10 years following the date of any increase in Specified Amount. The surrender charge is calculated as (a) times (b), where (a) is the sum of (i) a Deferred Sales Charge and (ii) a Deferred Administrative Charge and (b) is the applicable Surrender Charge Grading Factor from the table below, but in no event will the surrender charge ever exceed the maximum surrender charge allowed by law.

(a) (i) The Deferred Sales Charge is based on the actual premium paid and the applicable Guideline Annual Premium Amount, and is calculated as follows:

         DURING POLICY YEAR*:

         1 and 2 30% of the sum of premiums paid up to an amount equal to the Guideline Annual Premium Amount, plus 10% of the sum of premiums paid between one and two times the Guideline Annual Premium Amount, plus 9% of the sum of premiums paid in excess of two times the Guideline Annual Premium Amount.

         3 through 10 Same dollar amount as end of Policy Year* 2.

    (ii) The Deferred Administrative Charge is $6.00 per $1,000 of Specified Amount.

(b)      SURRENDER CHARGE GRADING FACTORS
            Policy Years* 1-5     100%
            Policy Year     6      80%
            Policy Year     7      60%
            Policy Year     8      40%
            Policy Year     9      20%
            Policy Year    10       0%

         If a surrender becomes effective at other than the end of a Policy Year, any applicable surrender charge grading factor will be applied on a pro rata basis as of such effective date.

         *NUMBER OF POLICY YEARS ELAPSED SINCE  THE DATE OF ISSUE OR FROM THE
          EFFECTIVE DATE(S) OF ANY INCREASE(S) IN SPECIFIED AMOUNT.

No surrender charge is applied upon either a partial surrender or a decrease in Specified Amount, however, a transaction fee of $25 is assessed for each partial surrender and will be processed as set forth in the "Partial
Surrender" provision and for any decrease in Specified Amount effected while surrender charges apply under the policy, there will be no change in the surrender charge from that which was applicable before the decrease took effect.

                    SCHEDULE 2:  EXPENSE CHARGES AND FEES

PREMIUM LOAD. A charge equal to 3.5% of each premium payment will be deducted to cover applicable state taxes and federal income tax liabilities.

MONTHLY ADMINISTRATIVE FEE. A monthly deduction is made on each Monthly Anniversary Day. (See "Monthly Deduction" provision.) It includes an administrative fee charge, cost of insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of the Date of Issue of the policy is $15.00 per month during the first Policy Year and $5.00 per month during subsequent Policy Years. This fee may be changed by the Company after the first Policy Year based on its expectations of future expenses, but the amount of such fee is guaranteed not to exceed $10.00 per month.

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE ACCOUNT SUB-ACCOUNTS. For mortality and expense risk, an asset charge is deducted from each Variable Account Sub-Account at the end of each Valuation Period. This charge may be changed by the Company from time to time, but it is guaranteed not to exceed a daily rate which is equivalent to .90% annually of a Sub-Account's Value. As of the Date of Issue of the policy, this charge was equal to a daily rate which is equivalent to .45% annually during Policy Years 1 through 10 and a daily rate which is equivalent to .25% annually during the 11th and later Policy Years.

In addition, Daily Fund Operating Expenses will be applied by each Fund as set forth in the prospectus for the applicable Fund(s).

TRANSFER FEE. A transaction fee of $25 applies to each transfer in excess of 12 made during any Policy Year.

          SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                      (ATTAINED AGE MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE:  The actual monthly cost of insurance rates charged under this policy will vary based on the sex, attained age (nearest birthday) and Premium Class of the person insured; however, they will not exceed the rates shown in the table below. In determining the monthly cost of insurance, the Company will add the amount of the Flat Extra Monthly Insurance Cost, if any, shown in the Policy Specifications. If the person insured is in a rated premium class, the Guaranteed Maximum Life Insurance Rates will be those in the table multiplied by the Risk Factor, if any, shown in the Policy Specifications. The rates below are based on the 1980 CSO Tables (Male or Female as appropriate).


ATTAINED                     ATTAINED                       ATTAINED
  AGE       MALE    FEMALE      AGE       MALE    FEMALE      AGE       MALE    FEMALE
(NEAREST   MONTHLY  MONTHLY  (NEAREST    MONTHLY  MONTHLY  (NEAREST    MONTHLY  MONTHLY
BIRTHDAY)    RATE    RATE     BIRTHDAY)    RATE    RATE     BIRTHDAY)   RATE     RATE
---------------------------  ----------------------------  ----------------------------
    0      0.34845  0.24089      35      0.17586  0.13752      70      3.30338   1.84590
    1      0.08917  0.07251      36      0.18670  0.14669      71      3.62140   2.02325
    2      0.08251  0.06750      37      0.20004  0.15752      72      3.98666   2.24419
    3      0.08167  0.06584      38      0.21505  0.17003      73      4.40599   2.51548
    4      0.07917  0.06417      39      0.23255  0.18503      74      4.87280   2.83552
---------------------------  ----------------------------  -----------------------------

    5      0.07501  0.06334      40      0.25173  0.20171      75      5.37793   3.19685
    6      0.07167  0.06084      41      0.27424  0.22005      76      5.91225   3.59370
    7      0.06667  0.06000      42      0.29675  0.23922      77      6.46824   4.01942
    8      0.06334  0.05834      43      0.32260  0.25757      78      7.04089   4.47410
    9      0.06167  0.05750      44      0.34929  0.27674      79      7.64551   4.97042
---------------------------  ----------------------------  -----------------------------

    10     0.06084  0.05667      45      0.37931  0.29675      80      8.30507   5.52957
    11     0.06417  0.05750      46      0.41017  0.31677      81      9.03761   6.17118
    12     0.07084  0.06000      47      0.44353  0.33761      82      9.86724   6.91414
    13     0.08251  0.06250      48      0.47856  0.36096      83     10.80381   7.77075
    14     0.09584  0.06667      49      0.51777  0.38598      84     11.82571   8.72632
---------------------------  ----------------------------  -----------------------------

    15     0.11085  0.07084      50      0.55948  0.41350      85     12.91039   9.76952
    16     0.12585  0.07501      51      0.60870  0.44270      86     14.03509  10.89151
    17     0.13919  0.07917      52      0.66377  0.47523      87     15.18978  12.08770
    18     0.14836  0.08167      53      0.72636  0.51276      88     16.36948  13.35774
    19     0.15502  0.08501      54      0.79730  0.55114      89     17.57781  14.70820
---------------------------  ----------------------------  -----------------------------

    20     0.15836  0.08751      55      0.87326  0.59118      90     18.82881  16.15259
    21     0.15919  0.08917      56      0.95591  0.63123      91     20.14619  17.71416
    22     0.15752  0.09084      57      1.04192  0.66961      92     21.57655  19.43814
    23     0.15502  0.09251      58      1.13378  0.70633      93     23.20196  21.40786
    24     0.15169  0.09501      59      1.23235  0.74556      94     25.28174  23.83051
---------------------------  ----------------------------  -----------------------------

    25     0.14752  0.09668      60      1.34180  0.78979      95     28.27411  27.16158
    26     0.14419  0.09918      61      1.46381  0.84488      96     33.10677  32.32378
    27     0.14252  0.10168      62      1.60173  0.91417      97     41.68475  41.21204
    28     0.14169  0.10501      63      1.75809  1.00267      98     58.01259  57.81394
    29     0.14252  0.10835      64      1.93206  1.10539      99     83.33333  83.33333
---------------------------  ----------------------------  -----------------------------

    30     0.14419  0.11251      65      2.12283  1.21731
    31     0.14836  0.11668      66      2.32623  1.33511
    32     0.15252  0.12085      67      2.54312  1.45461
    33     0.15919  0.12502      68      2.77350  1.57247
    34     0.16669  0.13168      69      3.02328  1.69955
---------------------------  ----------------------------


                   SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE

As of the Date of Issue of this policy the formula in effect to determine the amount under item (b) of both Death Benefit Option 1 and Death Benefit Option 2 is based on a percent of the Accumulation Value as determined from the following table:

      INSURED'S          CORRIDOR          INSURED'S          CORRIDOR
     ATTAINED AGE       PERCENTAGE       ATTAINED AGE        PERCENTAGE
     ------------       ----------       ------------        -----------
         0-40              250%               70                 115%
          41               243                71                 113
          42               236                72                 111
          43               229                73                 109
          44               222                74                 107
        -----             -----             ------              -----
          45               215                75                 105
          46               209                76                 105
          47               203                77                 105
          48               197                78                 105
          49               191                79                 105
        -----             -----             ------              -----
          50               185                80                 105
          51               178                81                 105
          52               171                82                 105
          53               164                83                 105
          54               157                84                 105
        -----             -----             ------              -----
          55               150                85                 105
          56               146                86                 105
          57               142                87                 105
          58               138                88                 105
          59               134                89                 105
        -----             -----             ------              -----
          60               130                90                 105
          61               128                91                 104
          62               126                92                 103
          63               124                93                 102
          64               122                94                 101
        -----             -----             ------              -----
          65               120                95                 100
          66               119                96                 100
          67               118                97                 100
          68               117                98                 100
          69               116                99                 100
        -----             -----             ------              -----

                                   DEFINITIONS


ACCUMULATION VALUE. The sum of (i) the then current value of the Fixed Account, (ii) all of the then current values of the Variable Account Sub-Accounts (i.e. the Variable Account Value), and (iii) the Loan Account Value.

DATE OF ISSUE. The date on which the policy becomes effective. The Date of Issue is shown in the Policy Specifications.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to the Company.

FIXED ACCOUNT. The account which provides for a guaranteed minimum interest rate. The Company may, at its discretion, credit a higher current rate of interest. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

FUND(S). The Portfolio(s) of Fund Groups whose shares are acquired for the Variable Account Sub-Accounts in which Net Premium Payments or transfers may be invested.

FUND GROUPS. The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940, as amended, (hereinafter referred as the "1940 Act"), one or more of whose Portfolio(s)' shares are made available as investment vehicles for the policies through the Variable Account Sub-Accounts.

HOME OFFICE. Connecticut General Life Insurance Company, the mailing address of which for this policy is CIGNA Individual Insurance, Variable Products Service Center - Routing S249, Hartford, Connecticut 06152-2249.

IN WRITING. In a written form satisfactory to the Company and received by the Company at its Home Office.

LOAN ACCOUNT. The account in which policy indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed Account and Variable Account Sub-Accounts. The Loan Account is part of the Company's general account.

LOAN ACCOUNT VALUE. The value of the Loan Account, the amount of which equals the indebtedness under the policy.

MONTHLY ANNIVERSARY DAY. The day of the month, as shown in the Policy Specifications, when the Company deducts certain charges. If that day does not occur on a Valuation Day or is nonexistent for that month, then such charges will be deducted on the next Valuation Day.

NET ACCUMULATION VALUE. An amount equal to the Accumulation Value less the amount of indebtedness, if any, in the Loan Account.

NET PREMIUM PAYMENT. The amount of a premium payment, less the premium load shown in Schedule 2. A Net Premium Payment is the amount available for allocation to the Fixed Account and the Variable Account Sub-Accounts.

POLICY ANNIVERSARIES AND POLICY YEARS. Twelve-month periods measured from the Date of Issue.

SEC.  The Securities and Exchange Commission.

SUB-ACCOUNT. That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION DAY. Every day on which the New York Stock Exchange ("NYSE") is open for business, except any day on which trading on the NYSE is restricted, or on which an emergency exists, as determined by the SEC, so that valuation or disposal of securities is not practicable.

VALUATION PERIOD. The period of time for which a Fund determines its net asset value; a Valuation Period begins on the day following a Valuation Day and ends on the next Valuation Day. A Valuation Period may be more than one day in length.

VARIABLE ACCOUNT.   The account consisting of all Sub-Account(s) invested in
shares of the Fund(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company and are not chargeable with the general liability of the Company.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of each Variable Account Sub-Account.

                     PREMIUM AND REINSTATEMENT PROVISIONS

PAYMENT OF PREMIUMS. All premiums are payable at the Home Office or to an authorized representative of the Company. The first premium is due on the Date of Issue and is payable in advance. Additional premiums may be paid under the policy subject to the consent of the Company and the requirements specified under the "Minimum Premiums" and "Additional Premiums" provisions. Receipts signed by the President or Secretary and duly countersigned will be furnished upon request.

MINIMUM PREMIUMS. The minimum premium for the policy is the amount necessary to maintain a positive surrender value as set forth under the "Grace
Period" provision. The Guaranteed Initial Death Benefit Premium, as shown in the Policy Specifications, is not mandatory but is the premium amount necessary to guarantee that the death benefit will not be less than the Initial Specified Amount during the first 5 Policy Years regardless of market performance, assuming that there are no loans or partial surrenders under the policy.

PLANNED PREMIUMS. If the Owner chooses to make periodic premium payments, the Company will send premium reminder notices for the amounts and frequency of payments established by the Owner. Changes in the amounts or frequency of such planned periodic payments by the Owner will be subject to the consent of the Company.

ADDITIONAL PREMIUMS. In addition to planned premiums, if any, additional premium payments of at least $100.00 each may be made up to age 100 of the Insured during the continuance of the policy. The Company reserves the right to limit the amount or number of any such additional premium payments.

Unless otherwise specified by the Owner, if there is any policy indebtedness, any additional premiums paid will be used first as a loan repayment with any excess applied as an additional premium.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed Account and/or to Variable Account Sub-Accounts under the policy subject to the "Limits on Allocation of Net Premium Payments" shown in the Policy Specifications. The Net Premium Payment associated with the initial premium payment will be allocated within 3 business days of the expiration of the "Right to Examine Contract" period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments will be allocated on the same basis as the most recent previous Net Premium Payment unless the Company is otherwise instructed in writing to change the allocation percentages.

GUIDELINE ANNUAL PREMIUM AMOUNT. The level annual amount as shown in the Policy Specifications as of the Date of Issue is an amount calculated in accordance with SEC Rule 6e-3(T) under the 1940 Act as in effect on such date. The Guideline Annual Premium Amount under this policy is used in determining the amount of the surrender charges if the policy is surrendered during a period for which surrender charges are applicable.

GRACE PERIOD. If the surrender value on any Monthly Anniversary Day is less than the required monthly deduction, a grace period of 61 days will be granted to pay a premium sufficient to cover the required monthly deduction. If, however, the Guaranteed Initial Death Benefit Premium requirement as set forth in the Policy Specifications is met, the policy will not lapse during the first 5 Policy Years and a minimum death benefit amount at least equal to the Initial Specified Amount will be guaranteed during that period, regardless of market performance (assuming that there are no loans or partial surrenders under the policy).

At least 31 days before the end of the grace period the Company will send a notice that there is insufficient value under the policy. The notice will show the amount of premium required to cover the monthly deduction to prevent the policy from lapsing and will be mailed to the last known addresses of the Owner and the assignee of record with the Company, if any. If such premium, as billed by the Company, is not paid within the grace period, all coverage under the policy will terminate without value at the end of the grace period.
 If the Insured dies during the grace period, the Company will deduct any overdue monthly deductions from the benefits.

REINSTATEMENT. After the policy has lapsed due to the expiration of a grace period, it may be reinstated any time during the Insured's lifetime provided:
(a) it has not been surrendered for cash, (b) a written application for reinstatement is submitted to the Company, (c) evidence of insurability satisfactory to the Company is furnished, (d) enough premium is paid to keep the policy in force for at least 2 months, and (e) any indebtedness against the policy increased by any loan interest is paid or reinstated.

The effective date of the reinstated policy will be the Monthly Anniversary Day next following the date the application for reinstatement is approved by the Company. The surrender charges set forth in Schedule 1 will be reinstated as of the Policy Year in which the policy lapsed.

                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the Policy Specifications. If no person is designated as Owner, the Insured will be the Owner.

RIGHTS OF OWNER.  While the Insured is alive, the Owner may exercise all
rights and privileges under the policy including the right to:   (a) release
or surrender the policy to the Company, (b) agree with the Company to any change in or amendment to the policy, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the policy.

All rights and privileges of the Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Owner has reserved the right to change the Beneficiary. All such rights and privileges, however, may be exercised only with the consent of any assignee recorded with the Company.

Unless provided otherwise, if the Owner is a person other than the Insured and dies before the Insured, all the rights and privileges of the Owner will vest in the Owner's executors, administrators or assigns.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the effective date of transfer, the transferee will become the Owner and will have all the rights and privileges of the Owner. The Owner may revoke any transfer prior to its effective date.

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of transfer.

A transfer of Ownership, or a revocation of transfer, must be in writing on a form satisfactory to the Company and filed at the Home Office. A transfer, or a revocation, will not take effect until recorded in writing by the Company. When a transfer or revocation has been so recorded, it will take effect as of the effective date specified by the Owner. Any payment made or any action taken or allowed by the Company before the transfer, or the revocation, is recorded will be without prejudice to the Company.

ASSIGNMENT. The Company will not be affected by any assignment of the policy until the original assignment or a certified copy of the assignment is filed at the Home Office.

The Company does not assume responsibility for the validity or sufficiency of any assignment. An assignment of the policy will operate so long as the assignment remains in force.

To the extent provided under the terms of the assignment, an assignment will transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Date of Issue will be the person designated in the Policy Specifications.

Unless provided otherwise, the interest of any Beneficiary who dies before the Insured will vest in the Owner or the Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing on a form satisfactory to the Company and filed at the Home Office. The request must be signed by the Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Owner.

A change of Beneficiary will not take effect until recorded in writing by the Company. When a change of Beneficiary has been so recorded, whether or not the Insured is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is recorded will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved to the Owner.

                          VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND SUB-ACCOUNTS. Assets accumulated on a variable basis are held in the Variable Account Separate Account designated in this policy on page 5 which was established by a resolution of the Company's Board of Directors as a "separate account" under governing law of Connecticut, the Company's state of domicile, and registered as a unit investment trust under the 1940 Act. Under Connecticut law, the Variable Account assets (except assets in excess of its reserves and other contract liabilities) cannot be charged with the general liabilities of the Company. The Variable Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to those assets.

The Variable Account is Divided Into Sub-Accounts. Each Sub-Account's assets are invested in shares of a particular Fund of one of the Fund Groups made available as funding vehicles under this policy. For each Sub-Account, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund whose shares are held in that Sub-Account.

Subject to any vote by persons having the right under the 1940 Act to vote thereon, the Company may elect to operate the Variable Account as a management company rather than a unit investment trust under the 1940 Act, or, if registration is no longer required, to deregister the Variable Account. In such event, the Company may endorse this policy to reflect such change and any necessary or appropriate action taken to effect the change. Any changes in Variable Account investment policy shall have been approved by the Connecticut Insurance Commissioner and approved or filed, as required, in the state or other jurisdiction where this policy was issued.

INVESTMENT RISK. Each Sub-Account's assets are always fully invested in the shares of the particular Fund purchased for that Sub-Account. Each Sub-Account's investment performance reflects the investment performance of that Fund. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of the specific Fund of a Fund Group used by that Sub-Account. Each Fund Group is registered under the 1940 Act as an open-end management investment company, and each Fund of that Fund Group is regulated as an open-end management investment company.

All Funds available as funding vehicles under this policy as of the Date of Issue are listed in the application for the policy and on page 5 of the policy. The Company may add additional Fund Groups and additional Funds at any time or may change Funds or Fund Groups in accordance with the "Substituted Securities" provision.

Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by the Company from a Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Fund may not always be available for purchase or the Company may decide that further investment in such Fund is no longer appropriate in view of the purposes of the Variable Account or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and any necessary regulatory or other approvals of such substitutions have been obtained. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this policy to reflect the substitution.


                               POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the then current value of the Fixed Account (ii) all of the then current values of the Variable Account Sub-Accounts (i.e. the Variable Account Value), and (iii) the Loan Account Value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) interest credited under the Fixed Account, (c) the amount of any partial surrenders, (d) interest charged and credited under the Loan Account, (e) any transfer fees, (f) all monthly and other deductions as specified below, (g) the daily mortality and expense deduction specified under Schedule 2, and (h) any increases or decreases as a result of market performance in the Variable Account Sub-Accounts.

CALCULATION OF ACCUMULATION VALUE. On each Valuation Day after the Date of Issue, the Accumulation Value will be equal to (1), plus (2), plus (3), minus
(4), plus or minus (5) as the case may be, minus (6), minus (7), minus (8), and if the Valuation Day is the same as a Monthly Anniversary Day, minus (9), where;

(1)  is the Accumulation Value on the preceding Valuation Day;

(2) is all premiums received since the preceding Valuation Day less the premium load charges from Schedule 2;

(3) the interest credited under the Fixed Account and the Loan Account since the preceding Valuation Day;

(4) the interest charged against the Loan Account since the preceding Valuation Day;

(5) is the gain or loss in the Variable Account Value based on market performance since the last Valuation Day;

(6) the charges and fees associated with the Variable Account Sub-Accounts from Schedule 2;

(7)  the amount of any partial surrenders since the preceding Valuation Day;

(8)  any transaction fees assessed since the preceding Valuation Day;

(9)  is the monthly deduction  for the month following the Monthly
Anniversary Day.

FIXED ACCOUNT VALUE. The Fixed Account Value, if any, with respect to this policy, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the monthly deductions applied to such account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. The Company will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will be the greater of: (a) .010746% compounded daily, (4% compounded yearly), or
(b) a rate determined by the Company from time to time. Such rate will be established on a prospective basis and may vary by the policy issue year and duration.

VARIABLE ACCOUNT VALUE. The Variable Account Value, if any, for any Valuation Period is equal to the sum of the then current values of all Variable Account Sub-Accounts under the policy. The value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Account Sub-Account with respect to this policy by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

CREDITING AND CANCELLING VARIABLE ACCUMULATION UNITS. Upon receipt of a premium payment or a request for transfer of funds from the Fixed Account, all or that portion, if any, of the Net Premium Payment to be allocated to the Variable Account Sub-Accounts and/or the net amount transferred will be credited to the Variable Account in the form of Variable Accumulation Units. The number of Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Variable Account Sub-Account by the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the Valuation Period during which the premium payment and/or the request for transfer is received by the Company. The amount of monthly deduction allocated to each Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of such deduction equal to the total amount by which the Variable Account Sub-Account is reduced.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value for each Variable Account Sub-Account was established at $10.00 for the first Valuation Period of the particular Variable Account Sub-Account. The Variable Accumulation Unit Value for the particular Variable Account Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Variable Account Sub-Account for such subsequent Valuation Period.
 The Variable Accumulation Unit Value for each Variable Account Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain constant from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR. The Net Investment Factor is an index applied to measure the investment performance of a Variable Account Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to 1.0; therefore, the value of a Variable Accumulation Unit may increase, decrease or remain the same.

The Net Investment Factor for any Variable Account Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting
(c) from the result where:

     (a) is the net result of:

         (1) is the net asset value (as described in the prospectus for the Fund) of a Fund share held in the Variable Account Sub-Account determined as of the end of the Valuation Period, plus

         (2) the per share amount of any dividend or other distribution declared by the Fund on the shares held in the Variable Account Sub-Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

         (3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Variable Account Sub-Account;

     (b) is the net asset value of a Fund share held in the Variable Account Sub-Account determined as of the end of the preceding Valuation Period; and

     (c) is the asset charge factor determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks.

The asset charge factor for any Valuation Period is equal to the daily asset charge factor multiplied by the number of 24-hour periods in the Valuation Period. The daily asset charge factor will be determined annually by the Company, but in no event may it exceed that specified in Schedule 2.

COST OF INSURANCE RATES. Monthly cost of insurance rates will be determined from time to time by the Company based on its expectations of future mortality. Any change in cost of insurance rates will apply to all individuals of the same class as the Insured. Under no circumstance will the cost of insurance rates ever be greater than those described in Schedule 3.

COST OF INSURANCE.   The cost of insurance for the Insured is determined on a
monthly basis.  Such cost is calculated as (1), multiplied by the result of
(2) minus (3), where:

1. is the cost of insurance rate as described in the "Cost of Insurance Rates" provision,

2. is the death benefit at the beginning of the policy month, divided by 1.0032737, and

3. is the Accumulation Value at the beginning of the policy month prior to the deduction for the monthly cost of insurance.

MONTHLY DEDUCTION. The monthly deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

Charge (1) is the cost of insurance (as described in the "Cost of Insurance" provision) and the cost of any supplemental riders or optional benefits, and

Charge (2) is the Monthly Administrative Fee as described under Schedule 2.

The amount of monthly deduction will be deducted from the Fixed Account and each Variable Account Sub-Account in the same proportion that the value of each account bears to the Net Accumulation Value as of the date on which the deduction is made.

BASIS OF COMPUTATIONS. The minimum Fixed Account Value is guaranteed to be no less than that calculated based on the applicable Commissioners 1980 Standard Ordinary Mortality Table (age nearest birthday) from Schedule 3 with interest at 4% per year, compounded yearly.

All policy values are at least equal to that required by the jurisdiction in which this policy is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.

                          TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while this policy is in effect, other than during the "Right to Examine Contract" period, the Owner may transfer all or part of the Variable Account Value to the Fixed Account and/or to one or more of the Variable Account Sub-Accounts then available under the policy, and/or transfer part of the Fixed Account Value to one or more Variable Account Sub-Accounts, subject to the provisions set forth below. Transfers may be made in writing, or by telephone if telephone transfers have been previously authorized in writing. Transfer requests must be received at the Company's Home Office prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. The Company will not be legally responsible for (a) any liability for acting in good faith upon any transfer instructions given by telephone, or (b) the authenticity of such instructions.

Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Variable Account Sub-Account for the Valuation Period during which the transfer is effective. Transfers to the Fixed Account will earn interest as specified under the "Interest Credited Under Fixed Account" provision.

Unless otherwise changed by the Company to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfers may be made during any Policy Year without charge, however, for each transfer in excess of 12, a transfer fee as set forth in Schedule 2 will be deducted on a pro-rata basis from the Fixed Account and/or Variable Account Sub-Accounts from which the transfer is being made; (b) No partial surrender transaction fee will be imposed on transferred amounts; (c) The amount being transferred may not be less than $500 unless the entire value of the Fixed Account or a Variable Account Sub-Account is being transferred; (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect;
(e) Transfers among the Variable Account Sub-Accounts or from a Variable Account Sub-Account to the Fixed Account can be made at any time; (f) Transfers from the Fixed Account are subject to the "Limits on Transfers" as set forth in the Policy Specifications; (g) Any value remaining in the Fixed Account or a Variable Account Sub-Account following a transfer may not be less than $500; (h) Transfers involving Variable Account Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds.

                     NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER AND SURRENDER VALUE. This policy may be surrendered on any day during the lifetime of the Insured and during the continuance of the policy, for its surrender value by returning it to the Company with a signed request for surrender in a form satisfactory to the Company. The surrender will take effect on the business day the policy and the request are received in the Home Office. The amount payable on surrender of the policy (i.e., the "surrender value") will be the Net Accumulation Value less any surrender charges as determined from Schedule 1.

The surrender value will be paid in cash or under an elected optional mode of settlement. Any deferment of payments will be subject to the "Deferment of Payments" provision (See "General Provisions").

Any surrender from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the effective date of the surrender equal to the total amount by which the Variable Account Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit Value of the Variable Account Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

Unless otherwise agreed to by the Owner and the Company, if the Insured is still living at age 100 and the policy has not been surrendered, the Variable Account Value, if any, will be transferred to the Fixed Account on the next Monthly Anniversary Day after the Insured becomes age 100 and the policy will remain in force until it is surrendered or the death benefit proceeds become payable.

INSUFFICIENT VALUE. If the surrender value, on the day preceding a Monthly Anniversary Day is insufficient to cover the monthly deduction for the month following such Monthly Anniversary Day, the policy will terminate as provided in the "Grace Period" provision.

PARTIAL SURRENDER.   A partial surrender of this policy may be elected on any
Valuation Day during the lifetime of the Insured and while the policy is in force by submitting a written request to the Company. Such request may also be made by telephone if telephone transfers have been previously authorized in writing. The amount of each partial surrender (a) must be at least $500.00 but (b) may not exceed 90% of the surrender value at the end of the Valuation Period during which the election becomes or would become effective.

When a partial surrender is made, the Accumulation Value is reduced by (a) the amount of the partial surrender and (b) the transaction fee as specified
in Schedule 1.   Also, the death benefit will be reduced by the amount of the partial surrender. The Specified Amount remaining in force after any partial surrender may not be less than the Minimum Specified Amount shown in the Policy Specifications.

When the partial surrender is processed, the amount of the partial surrender and the transaction fee will be deducted from the applicable Fixed Account and/or Variable Account Sub-Accounts in proportion to the then current account values provided there are sufficient account values for making the deduction(s); otherwise, the amount payable upon a partial surrender will be net of any remaining transaction fee, unless the Owner and the Company agree otherwise.

                               LOAN PROVISIONS

POLICY LOANS. After a surrender value is available, the Company will grant a loan against the policy provided: (a) a proper loan agreement is executed and
(b) a satisfactory assignment of the policy to the Company is made. The loan may be for any amount up to 100% of the then current surrender value; however, the Company reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of an amount equal to the then current Accumulation Value less surrender charge.

The amount borrowed will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts as specified under the "Deferment of Payments" provision. (See "General Provisions.")

The minimum loan amount is $500. The Company reserves the right to modify this amount in the future. The Company will effect such loan from the Fixed Account and each Variable Account Sub-Account in proportion to the then current account values, unless the Owner instructs the Company otherwise.

LOAN ACCOUNT AND LOAN ACCOUNT VALUE. The amount of any loan will be transferred out of the Fixed Account and Variable Accounts Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

The outstanding loan balance (i.e. Indebtedness) may be repaid at any time during the lifetime of the Insured, however, the minimum loan repayment is $100.00 or the amount of the outstanding indebtedness, if less. The Loan Account Value will be reduced by the amount of any loan repayment. Loan repayments will be allocated to the Fixed Account and each Variable Account Sub-Account in the proportion in which current Net Premium Payment(s) are being allocated, unless otherwise agreed to in writing by the Owner and the Company.

Net loan interest, which equals the difference between interest charged and interest credited on the Loan Account Value, is payable annually on each policy anniversary or as otherwise agreed in writing by the Owner and the Company. Such loan interest amount, if not paid when due, will be transferred out of the Fixed Account and each Variable Account Sub-Account in proportion to the then current account value, unless both the Owner and the Company agree otherwise.

INTEREST RATE CHARGED ON LOAN ACCOUNT VALUE. Interest charged on the Loan Account Value will be at a rate equivalent to 8% per year, payable in arrears.

INTEREST RATE CREDITED ON LOAN ACCOUNT VALUE. The interest rate used to credit interest on the Loan Account Value may vary, but will not be less than the loan interest rate less 2% per year during Policy Years 1 through 10 and less 1% per year thereafter. (See Policy Specifications page for the rate in effect as of the Date of Issue).

INDEBTEDNESS. The term "indebtedness" means money which is owed on this policy due to an outstanding loan and interest accrued thereon. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and on the death benefits. Any indebtedness at time of settlement will reduce the proceeds payable under the policy. A policy loan reduces the then current Net Accumulation Value under the policy while repayment of a loan will cause an increase in the then current Net Accumulation Value.

If at any time the total indebtedness against the policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less surrender charge, the policy will thereupon terminate without value subject to the conditions in the "Grace Period" provision and a notice will be sent at least 31 days before the end of the grace period to the Owner and to assignees, if any, that this policy will terminate unless the indebtedness is repaid.

                         INSURANCE COVERAGE PROVISIONS

EFFECTIVE DATE OF COVERAGE. The effective date of this policy will be the Date of Issue provided the initial premium has been paid (1) while the Insured is alive and (2) prior to any change in the health and insurability of the Insured as represented in the application.

For any insurance that has been reinstated, the effective date will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by the Company, provided the Insured is alive on such day.

TERMINATION OF COVERAGE. All coverage under this policy will automatically terminate upon whichever of the following occurs first:

1.  The Owner surrenders the policy.

2.  The Insured dies.

3. The grace period ends and the necessary premium payment has not been made prior to such time.

Any monthly deduction made after termination of coverage will not, by itself, be considered a reinstatement of the policy nor a waiver by the Company of the termination. Any such deduction will be refunded.

DEATH BENEFIT. If the Insured dies while the policy is in force, the Company will pay a death benefit based upon the Death Benefit Option in effect on the date of death, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders.

The Death Benefit Options available under this policy are as follows:

DEATH      Insured's Specified Amount includes the Accumulation Value. The
BENEFIT    Insured's death benefit (before deduction of any indebtedness
OPTION 1 against the policy and the amount of any partial surrenders) will equal the greater of:

           (a)  the Specified Amount on the date of death, or

           (b) an amount determined by the Company equal to that required by the Internal Revenue Code to maintain this contract as a life insurance policy (See Schedule 4). Any amount so determined will be set forth in the annual report which the Company will send to the Owner.

DEATH      The Insured's Specified Amount is in addition to the Accumulation
BENEFIT    Value.  The Insured's death benefit (before deduction of any
OPTION 2 indebtedness against the policy and the amount of any partial surrenders) will equal the greater of:

           (a) the Specified Amount on the date of death plus the Accumulation Value on the date of death, or

           (b) an amount determined by the Company equal to that required by the Internal Revenue Code to maintain this contract as a life insurance policy (See Schedule 4). Any amount so determined will be set forth in the annual report which the Company will send to the Owner.

Unless the application for the policy indicates otherwise, or a change in the death benefit option is effected as provided below, the Company will consider Death Benefit Option 1 to be the option in effect.

CHANGES IN SPECIFIED AMOUNT. Unless provided otherwise, a change in Specified Amount may be effected any time while this policy is in force, subject to (a) the consent of the Company and (b) the following conditions:

1. All such changes must be requested in writing on a form satisfactory to the Company and filed at the Home Office.

2. If a decrease in the Insured's Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows receipt of the request provided any requirements as determined by the Company are met.

    In such event, the Company will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, the Company reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the Policy Specifications.

3.  If an increase in the Insured's Specified Amount is requested:

    (a) a supplemental application must be submitted and evidence of insurability satisfactory to the Company must be furnished; and

    (b)  any other requirements as determined by the Company must be met.

    If the Company approves the request, the increase will become effective upon
    (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by the Company and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed Account and/or Variable Account Sub-Accounts) of the first month's cost of insurance for the increase, provided the Insured is alive on such day.

4. If a request is made to change the death benefit from Death Benefit Option 1 to Death Benefit Option 2:

    (a) the Specified Amount will be reduced to equal the death benefit, less the Accumulation Value, as of the effective date of change; and

    (b) the effective date will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

5. If a request is made to change the death benefit from Death Benefit Option 2 to Death Benefit Option 1:

    (a) the Specified Amount will be increased to equal the death benefit as of the effective date of change; and

    (b) the effective date will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

The Company will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.

                               GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application will, in the absence of fraud, be deemed representations and not warranties. No statement will be used in defense of a claim under the policy unless it is contained in the application, and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, a Secretary, a Director or an Assistant Director of the Company may execute or modify this policy.

The policy is executed at the Home Office of the Company, the mailing address of which for this policy is CIGNA Individual Insurance, Variable Products Service Center - Routing S249, Hartford, Connecticut 06152-2249.

NON-PARTICIPATION. The policy is not entitled to share in surplus distribution.

PAYMENT OF PROCEEDS. Proceeds, as used in this policy, means the amount payable (a) upon the surrender of this policy, or (b) upon the death of the Insured.

The proceeds payable to the Beneficiary upon receipt of due proof of the Insured's death will be the Death Benefit as of the date of death which takes into account (a) any indebtedness against the policy and (b) the amount of any partial surrenders (See "Death Benefit" provision). If the Insured dies during the grace period, the Company will pay the death benefit proceeds in effect immediately prior to the grace period reduced by any overdue monthly deductions.

If the policy is surrendered, the proceeds will be the surrender value described in the "Nonforfeiture and Surrender Value Provisions" section.

The proceeds are subject to the adjustments described in the following provisions:

1.      Misstatement of Age or Sex;

2.      Incontestability;

3.      Suicide;

4.      Grace Period;

5.      Indebtedness; and

6.      Partial Surrender

When settlement is made, the Company may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of the Company's receipt of such request. However, payment of amounts from the Variable Account Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, the Company reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by the Company; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Insured is misstated, the Company will adjust all benefits to the amounts that would have been purchased for the correct age and sex.

SUICIDE. If the Insured commits suicide, while sane or insane, within 2 years from the Date of Issue, the death benefit will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the Insured commits suicide, while sane or insane, within 2 years from the effective date of any increase in the Specified Amount, the death benefit payment with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance.

INCONTESTABILITY. Except for nonpayment of monthly deductions, this policy will be incontestable after it has been in force during the Insured's lifetime for 2 years from its Date of Issue. This means that the Company will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the Insured's lifetime.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

ANNUAL REPORT. The Company will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current death benefit, (b) the current policy values, (c) premiums paid and all deductions made since the last report, and (d) outstanding policy loans.

PROJECTION OF BENEFITS AND VALUES. The Company will provide a projection of illustrative future death benefits and values to the Owner at any time upon written request and payment of a reasonable service fee.

CHANGE OF PLAN. Within the first 2 Policy Years the Owner may exchange this policy without any evidence of insurability for any one of the permanent insurance policies then being issued by the Company to the same class to which this policy belongs. The request for the exchange must be received by the Company within 24 months from the Date of Issue of this policy. Unless otherwise agreed to between the Owner and the Company, the new policy shall have the same amount of insurance and surrender value as this policy as of the date of exchange, its Date of Issue shall be the date of exchange, and the Insured's issue age under the new policy shall be the Insured's then attained age (as of the date of exchange).

POLICY CHANGES - APPLICABLE LAW. This policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, the Company reserves the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by the Company. Further, the Company reserves the right to make changes in this policy or to make distributions from the policy to the extent it deems necessary, in its sole discretion, to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The Owner will be given advance written notice of such changes.

                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                     Death benefit payable upon death of Insured.
               Flexible premiums. Non-participating. Investment results
                        reflected in policy benefits.

VARIABLE LIFE INSURANCE APPLICATION
PART I
                                                                                     CIGNA INDIVIDUAL INSURANCE
                                                                                     Connecticut General Life Insurance Company
                                                                                     Hartford, CT 06152
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
1. OWNER
                    Name
  (FOR JOINT OR              -----------------------------------------------------------------------------------------------------
  MULTIPLE OWNER-                    First                              Middle                             Last
  SHIP, ENTER "1,"  Address
  "2," ETC. ALONG-           -----------------------------------------------------------------------------------------------------
  SIDE OWNERS'                   Number                Street                   City                State               Zip Code
  NAMES AND ALONG-
  SIDE CORRESPOND-  Date of      /  /       SS#                      Sex  / /  M    Telephone (   )               (HOME)
  ING RESPONSES TO   Birth   ------------      ---------------------                          --------------------
  EACH ITEM)                 Mo. Day  Yr.        (or Tax Iden. #)         / /  F              (   )               (WORK)
                                                                                              --------------------

                    Full Name of Trust (If applicable)
                                                      --------------------------------------  --------------------------
                    (Also complete Address, Tax Iden. # and Telephone items above)            (Date of Trust)

                    Name(s) of Trustee(s) (If applicable)
                                                         ---------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
2. PROPOSED          (If Proposed Insured is same as Owner, skip to Age Nearest Birthday, Place of Birth, and Occupation/Employment
   INSURED           items)

  MAY NOT BE A      Name
  CORPORATION OR A           -----------------------------------------------------------------------------------------------------
  TRUST; MUST BE                     First                              Middle                             Last
  A NATURAL PERSON) Address
                             -----------------------------------------------------------------------------------------------------
                                 Number                Street                   City                State               Zip Code

                    Date of      /  /       SS#                      Sex  / /  M    Telephone (   )               (HOME)
                     Birth   ------------      ---------------------                          --------------------
                             Mo. Day  Yr.                                 / /  F              (   )               (WORK)
                                                                                              --------------------

                    Age Nearest Birthday                             Place of Birth
                                         --------------------------                 ------------------------------------
                                                                                                  CITY, STATE
                    Regular Occupation:                              How long so employed?
                                        --------------------------                         -----------------------------

                    Name of employer and nature of business:
                                                             ---------------------------------------------------------------------

                    --------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
3. BENEFICIARY      All Primary Beneficiaries shall share equally unless otherwise indicated.  If no Primary Beneficiary is alive at the time death benefits are payable, benefits will be paid in equal shares to the Contingent Beneficiaries, if surviving the Insured, unless otherwise specified.

                         Primary Beneficiary(s) and relationship to             Contingent Beneficiary(s) and relationship to
                         Proposed Insured                                       Proposed Insured

                         --------------------------------------------------     --------------------------------------------------

                         --------------------------------------------------     --------------------------------------------------

                         --------------------------------------------------     --------------------------------------------------


                    If Beneficiary or Owner is other than an individual, indicate whether:
                         Beneficiary is a    / / Corporation     Owner is a  / / Corporation
                                             / / Partnership                 / / Partnership

----------------------------------------------------------------------------------------------------------------------------------
4. PLAN             Initial Specified Amount (Face Amount)  $
   INFORMATION                                               ---------------

                    Death Benefit Option                         Waiver of Monthly Deduction Benefit
                         / / Option 1: Specified Amount               / / Yes
                         / / Option 2: Specified Amount Plus          / / No
                                        Accumulation Value
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
5. PREMIUM
   PAYMENT(S)         Initial Premium Payment    $                      (MAKE CHECK PAYABLE TO "CGLIC")
                                                  ---------------
   IF POLICY IS       Planned Periodic Payments  $                       Payable  / / Annually         / / Quarterly
   FOR USE WITH        (FILL-INS OPTIONAL)        ---------------                 / / Semi-Annually        / / PAC
   A QUALIFIED                                                                    / / Other
   PLAN, CHECK
   HERE:                                                                          ----------------------------------
                      To whom shall premium notices be sent? (MAY NOT CHECK MORE THAN 2)
   / / QUALIFIED
                       / / Owner     / / Insured    / / Other
                                                              ---------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
6. INITIAL
   PREMIUM
   PAYMENT            FIXED ACCOUNT            %
   ALLOCATION                        ----------

   (Allocation to     VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS)
   any one % line
   must be 5% or
   more. Use whole    FIDELITY INVESTMENTS                                NEUBERGER & BERMAN
   percentages        ___% VIP Equity-Income Portfolio                    ___% AMT Balanced Portfolio
   only. Grand        ___% VIP II Asset Manager Portfolio                 ___% AMT Limited Maturity Bond Portfolio
   Total of all       ___% VIP II Investment Grade Bonds Portfolio        ___% AMT Partners Portfolio
   allocations
   made in this       FRED ALGER MANAGEMENT, INC.                         OPCAP
   section of the     ___% Alger American Growth Portfolio                ___% OCC Global Equity Portfolio
   application        ___% Alger American Leveraged AllCap Portfolio      ___% OCC Managed Portfolio
   must equal 100%)   ___% Alger American MidCap Growth Portfolio         ___% OCC Small Cap Portfolio
                      ___% Alger American Small Capitalization Portfolio
   If DOLLAR COST
   AVERAGING is       MASSACHUSETTS FINANCIAL SERVICES                    OTHER (IF AVAILABLE FOR THESE PRODUCTS)
   employed, an       ___% MFS Total Return Series                        ___% _____________________________________
   allocation must    ___% MFS Utilities Series                           ___% _____________________________________
   be made to the     ___% MFS World Governments Series
   Fixed Account
   and the %
   allocation must
   result in at
   least $12,000 to
   such account.
   Please complete    NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE
   Section 9.         OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
----------------------------------------------------------------------------------------------------------------------------------
7. REPLACEMENT        Will you discontinue, stop paying premiums or initiate a reduction in face amount/cash value on any Life
                      Insurance if this insurance is issued?  / / Yes   / / No

                      IF "YES," GIVE FULL DETAILS BELOW.  FORWARD PROPER REPLACEMENT FORMS, IF REQUIRED.

                                 Company                  Policy Number                  Amount

                        -------------------------   -------------------------   -------------------------

                        -------------------------   -------------------------   -------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
8. TELEPHONE          I(We) acknowledge that neither the Company nor any person authorized by the Company will be responsible for
   TRANSFER           any claim, loss, liability or expense in connection with a telephone transfer if the Company or such other
   AUTHORIZATION      person acted on telephone transfer instructions in good faith in reliance on this authorization.

                      Check here if you DO NOT wish to authorize telephone transfer instructions. / /
                      Check here if you DO wish to authorize your registered representative/agent to make telephone transfers. / /
----------------------------------------------------------------------------------------------------------------------------------
9. DOLLAR COST        SELECT ONE TRANSFER OPTION ($1,000 MINIMUM PER TRANSFER):
   AVERAGING
                        / / $                monthly  / / $                 quarterly
   (FOLLOW                   ---------------                ---------------
   INSTRUCTIONS IN    Each amount transferred is to be applied to the following Fund(s) in these percentages (USE WHOLE
   SECTION 6 BEFORE   PERCENTAGES ONLY.  TOTAL MUST EQUAL 100%).
   COMPLETING THIS
   SECTION)           FIDELITY INVESTMENTS                                NEUBERGER & BERMAN
                      ___% VIP Equity-Income Portfolio                    ___% AMT Balanced Portfolio
                      ___% VIP II Asset Manager Portfolio                 ___% AMT Limited Maturity Bond Portfolio
                      ___% VIP II Investment Grade Bonds Portfolio        ___% AMT Partners Portfolio

                      FRED ALGER MANAGEMENT, INC.                         OPCAP
                      ___% Alger American Growth Portfolio                ___% OCC Global Equity Portfolio
                      ___% Alger American Leveraged AllCap Portfolio      ___% OCC Managed Portfolio
                      ___% Alger American MidCap Growth Portfolio         ___% OCC Small Cap Portfolio
                      ___% Alger American Small Capitalization Portfolio

                      MASSACHUSETTS FINANCIAL SERVICES                    OTHER (IF AVAILABLE FOR THESE PRODUCTS)
                      ___% MFS Total Return Series                        ___% _____________________________________
                      ___% MFS Utilities Series                           ___% _____________________________________
                      ___% MFS World Governments Series


                      I(We) understand that these transfers will be made on the 20th day of the month (or the next business day)
                      and will continue for the period specified or until the value of the Fund noted above with respect to the policy/contract is exhausted or I(we) terminate the program, whichever occurs earlier.  I(We) also understand that I(we) may add to such Fund at any time to continue this program or may change the periodic amounts.
----------------------------------------------------------------------------------------------------------------------------------
10. UNDERWRITING      a. Do you contemplate flying, or have you flown during the past 2 years as a pilot,
    INFORMATION          student pilot or crew member?                                                        / / Yes  / / No
                         IF YES, AN AVIATION SUPPLEMENT IS REQUIRED.
    (IN THIS SECTION, ------------------------------------------------------------------------------------------------------------
    "YOU" REFERS TO   b. Do you plan to participate or have you participated within the past 2 years in
    THE PROPOSED         motor vehicle or boat racing, hang gliding or sky, skin, or scuba diving or
    INSURED AND          similar sports?                                                                      / / Yes  / / No
    RESPONSES ARE TO     IF YES, COMPLETE AVOCATION QUESTIONNAIRE.
    BE PROVIDED BY    ------------------------------------------------------------------------------------------------------------
    THE PROPOSED      c. Do you contemplate residence or travel outside of the United States or Canada
    INSURED)             for more than 30 days within the next year?                                          / / Yes  / / No
                         IF YES, COMPLETE FOREIGN TRAVEL OR RESIDENCE QUESTIONNAIRE.
                      ------------------------------------------------------------------------------------------------------------
                      d. Have you ever been convicted of a felony?                                            / / Yes  / / No
                         Have you within the last 3 years had convictions for motor vehicle violations,
                         or had your license suspended, revoked or restricted?                                / / Yes  / / No
                         IF YES, PROVIDE DETAILS BELOW.

                      ------------------------------------------------------------------------------------------------------------
                      e. Have you within the last 12 months used tobacco in any form?                         / / Yes  / / No
                         IF YES, DESCRIBE BELOW, THE FREQUENCY, QUANTITY AND KIND OF TOBACCO USED.
                      ------------------------------------------------------------------------------------------------------------
                      f. Have you ever applied for any Life or Health Insurance which resulted in your
                         being turned down, asked to pay extra premium or issued a reduced face amount?       / / Yes  / / No
                         IF YES, PROVIDE DETAILS BELOW.
                      ------------------------------------------------------------------------------------------------------------
                      g. Are you negotiating or have you within the past 6 months negotiated for Life
                         Insurance?                                                                           / / Yes  / / No
                         IF YES, INDICATE BELOW, THE COMPANY, AMOUNT, PLAN AND PURPOSE.
                      ------------------------------------------------------------------------------------------------------------
                      h. What is the total amount of Life Insurance (Personal and Business) presently in force on your life EXCLUDING ANY POLICIES BEING REPLACED?  The amount shown for each policy should also include coverage under any term riders, but Group or Health
                         Insurance policies should not be included. List each policy separately.  IF NONE,
                         SO STATE.

                              Company                    When Issued                   Amount                     AI Amount

                      -------------------------   -------------------------   -------------------------   ------------------------

                      -------------------------   -------------------------   -------------------------   ------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
11. ADDITIONAL
    INFORMATION/
    INSTRUCTIONS



----------------------------------------------------------------------------------------------------------------------------------
12. HOME OFFICE       Changes or corrections made by the Company are ratified by the Owner upon acceptance of a life insurance
    CHANGES OR        policy containing this Application with the changes or corrections noted below.  In those states where
    CORRECTIONS       written consent is required by statute or State Insurance Department regulation, amendments as to plan, amount, age at issue, classification, or benefits will be made only with Owner's written consent.
    (NOT APPLICABLE
    IN WEST VIRGINIA)

----------------------------------------------------------------------------------------------------------------------------------
13. CERTIFICATIONS    I (We) have read the above questions and answers and declare that they are complete and true to the best of my (our) knowledge and belief.  I (We) agree, a) that this Application Part I (and Part II, or Part
                      IIA, if required) shall form a part of any policy/contract issued, and b) that no Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Application, transfer insurability, make or alter any contract, or waive any of the Company's other rights or requirements.  I (We) further agree that no insurance shall take effect unless and until the policy/contract has been delivered to and accepted by me (us) and the initial premium paid during the lifetime of the Proposed Insured, and while the Proposed Insured is in the state of health and insurability represented in this Application.

                      I(We) acknowledge receipt of a current prospectus.  Under penalties of perjury, I (the Owner) certify that the above Social Security and Taxpayer Identification numbers are correct and that I am of legal age to enter into this agreement.

                      ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN
                      APPLICATION FORM OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE
                      PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE
                      ACT, WHICH IS A CRIME, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

----------------------------------------------------------------------------------------------------------------------------------
14. SIGNATURES

                      Signed at                                                               On      /     /
                               -------------------------------------------------------------     ----- ----- -----
                                      (CITY/STATE)                                               MO.   DAY   YEAR

                      --------------------------------------------------------------------------------------------
                                                   SIGNATURE OF PROPOSED INSURED

                      --------------------------------------------------------------------------------------------
                                       SIGNATURE(S) OF OWNER(S) IF OTHER THAN PROPOSED INSURED

                      --------------------------------------------------------------------------------------------
                                                        SIGNATURE OF WITNESS

----------------------------------------------------------------------------------------------------------------------------------
15. CERTIFICATION/    The Registered Representative hereby certifies that the contract  / / IS  / / IS NOT  intended to replace or
    REPORT BY         change any existing annuity or life insurance.
    REGISTERED
    REPRESENTA-       Print Name                                             Signature
    TIVE/                        ----------------------------------------              -------------------------------------------
    WITNESS           SS#                                                    Telephone
                          -----------------------------------------------              -------------------------------------------
                      Rep. Code/Percentage               /              %    Field Office Code
                                           ------------------------------                      -----------------------------------

                      Print Name                                             Signature
                                 ----------------------------------------              -------------------------------------------
                      SS#                                                    Telephone
                          -----------------------------------------------              -------------------------------------------
                      Rep. Code/Percentage               /              %    Field Office Code
                                           ------------------------------                      -----------------------------------

----------------------------------------------------------------------------------------------------------------------------------
16. BROKER/
    DEALER            Print Name                                             Telephone
    INFORMATION                  ----------------------------------------              -------------------------------------------
                      Address                                                Broker Code
                                 ----------------------------------------                -----------------------------------------
                                                                             Field Office Code
                                 ----------------------------------------                      -----------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                             SECRETARY'S CERTIFICATE
                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

The following is certified to be a true and correct copy of certain resolutions adopted by the Board of Directors of Connecticut General Life Insurance Company at a meeting held on July 6, 1994, a quorum being present; and such resolutions remain in full force and effect as of the date of certification, not having been amended, modified or rescinded since the date of their adoption.

ESTABLISHMENT OF CG VARIABLE LIFE INSURANCE SEPARATE ACCOUNT I

  WHEREAS, Section 38a-433 of the Connecticut Insurance Laws permits a domestic life insurance company to establish one or more separate accounts; and

  WHEREAS, it is desired that the Company create such a separate account to house certain of its variable life insurance products;

  NOW, THEREFORE, BE IT RESOLVED: That a separate account referred to herein as "CG Variable Life Insurance Separate Account I" is hereby established.

  FURTHER RESOLVED: That the assets of CG Variable Life Insurance Separate Account I shall be derived solely from (a) sale of variable life insurance products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in connection with operation of CG Variable life Insurance Separate Account I.

  FURTHER RESOLVED: That this Company shall maintain in CG Variable Life Insurance Separate Account I assets with a fair market value at least equal to the statutory valuation reserves for the variable life insurance policies.

  FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized in his or her discretion, as the Company may deem appropriate from time to time, in accordance with applicable laws and regulations (a) to divide CG Variable Life Insurance Separate Account I into divisions and subdivisions, with each division or subdivision investing in shares of designated classes of designated investment companies or other appropriate securities, (b) to modify or eliminate any such divisions or subdivisions, (c) to designate further any division of subdivision thereof and (d) to change the designation of CG Variable Life Insurance Separate Account I to another designation.

  FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to invest cash from the Company's general account in CG Variable Life Insurance Separate Account I or in any division or subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of the operations of CG Variable Life Insurance Separate Account I or to meet any minimum capital requirements under the Investment Company Act of 1940 and to transfer cash or securities from time to time between the Company's general account and CG Variable Life Insurance Separate Account I as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable life insurance policies issued by the Company providing for allocations to CG Variable Life Insurance Separate Account I.

  FURTHER RESOLVED: That the income, gains, and losses (whether or not realized) from assets allocated to CG Variable Life Insurance Separate Account I shall, in accordance with any variable life insurance polices issued by the Company providing for allocations to CG Variable Life Insurance Separate Account I, be credited to or charged against CG Variable Life Insurance Separate Account I without regard to the other income, gains, or losses of the Company.

  FURTHER RESOLVED: That authority is hereby delegated to the President of the Company to adopt procedures regarding, among other things, criteria by which the Company shall afford a pass-through of voting rights to the owners of variable life insurance policies providing for allocation to CG Variable Life Insurance Separate Account I with respect to the shares of any investment companies which are held in CG Variable Life Insurance Separate Account I.

  FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute any necessary agreements to enable CG Variable Life Insurance Separate Account I to invest or reinvest the assets of CG Variable Life Insurance Separate Account I in securities issued by investment companies registered under the Investment Company Act of 1940 or other appropriate securities as the officers of the Company may designate pursuant to the provisions of the variable life insurance polices providing for allocations to CG Variable Life Insurance Separate Account I.

  FURTHER RESOLVED: That the Company may register under the Securities Act of 1933 variable life insurance policies, or units of interest thereunder, under which amounts will be allocated by the Company to CG Variable Life Insurance Separate Account I to support reserves for such policies and, in connection therewith, the officers of the Company be, and each of them hereby is, authorized, to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate.

  FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to take all actions necessary to register CG Variable Life Insurance Separate Account I as a unit investment trust under the Investment Company Act of 1940 and to take such related actions as they deem necessary and appropriate to carry out the foregoing.

  FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission, applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940 and the Securities Act of 1933, and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable.

  FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934.

  FURTHER RESOLVED: That the Chief Counsel of the Company, or the person as is designated by him from time to time, is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto, and to exercise powers given to such agent by the Securities Act of 1933 and the Rules thereunder and any other necessary Acts.

  FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to effect in the name and on behalf of the Company, all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable life insurance polices under which amounts will be allocated by the Company to CG Variable Life Insurance Separate Account I to support reserves for such policies; such authorization shall include registration, filing and qualification of the Company and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salespersons, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments, an to take all such action as the officer executing the same or taking such action may deem necessary or desirable.

  FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions an the intent and purpose thereof.

Dated:       4/4/97                      /s/ Pamela S. Williams
       ---------------------------       --------------------------------------
                                         Pamela S. Williams
                                         Assistant Corporate Secretary

(SEAL)